UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 23, 2019

ABIOMED, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-09585	04-2743260
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

22 Cherry Hill Drive
Danvers, MA 01923

(Address of Principal Executive Offices, including Zip Code)

(978) 646-1400

(Registrant’s Telephone Number, including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01   Other Events.

Centers for Medicare & Medicaid Services (CMS) Final Rule for the Inpatient Prospective Payment System (IPPS)

On April 23, 2019, the Centers for Medicare and Medicaid Services (CMS) released a draft of hospital payment levels proposed for patient discharges after October 1, 2019. The April 2019 Proposed Rule for the Inpatient Prospective Payment System (IPPS) update includes ICD-10 coding and confirms assignment of percutaneous Impella implantation to MS-DRG 215 for Other Heart Assist System Implant. The Proposed Rule also maintained bi-ventricular Impella support in MS-DRG 1-2 assignments, and Impella hospital transfer and support in MS-DRG 268-269 for the receiving hospital.

Proposed new payment levels for all hospital MS-DRGs, including those most relevant to Impella related procedures, are in Table A. Impella related procedures were historically assigned to MS-DRG 216-221 for assistance in the catheterization lab only, and were reimbursed at a lower rate than MS-DRG 215 and MS-DRGs 1-2. The final rulemaking may differ substantially from this proposal and will take effect October 1, 2019. The MS-DRG 215 proposed rate is lower than the previous year based on the CMS process to evaluate hospital charges, length of stay, patient transfer, patient comorbidities and takes into effect hospital efficiencies over the prior year.  Hospitals that incorporate best practices often achieve better patient outcomes at a lower cost of care. For the sickest patients who utilize extensive resources, hospitals are eligible to receive additional outlier payments, which may collectively increase reimbursement in future years.

The American Hospital Association (AHA) and CMS have completed a system of care around the utilization of percutaneous heart pumps. The history and creation of this dedicated payment system (1) with Impella implant/explant, bi-venticular and transfer reimbursement allows some of the most critically ill patients in the system to have the potential to survive and improve/achieve native heart recovery.  The IPPS also continues to recognize the exclusive FDA approvals and recent expansion of indications for High Risk Percutaneous Coronary Intervention (PCI), Cardiogenic Shock, and Bi-Ventricular Heart Support.

The Proposed Rule for the Inpatient Prospective Payment System (IPPS) is available on the CMS website at cms.gov and is open for public comment until June 24, 2019.

Table A. Summary of common MS-DRGs from the Final Rule for illustration only.

Common Impella Procedures *	MS-DRG	Current Rate (All Hospitals)	Proposed Rate (All Hospitals)	Current Rate (Sample 100 Impella sites)	Proposed Rate Oct 1, 2019 (Sample 100 Impella sites)
Uni-Ventricular Impella percutaneous insertion	215	$78,724	$57,047	$93,931	$68,569
Biventricular Impella or open insertion with removal	1	$161,349	$174,238	$183,816	$198,521
ICU care and removal of Impella, after transfer from outlying hospital	268	$40,955	$43,833	$49,625	$52,498

*	Actual MS-DRGs may vary based on procedure.

         All Hospitals’ include 3,318 Medicare hospitals, and only ~ 1,400 have cath labs or operating rooms.

(1) History of Percutaneous VAD (Impella) Reimbursement and Dedicated System of Care
	Effective Dates (CMS Fiscal Years)	MS-DRG	2015 Rate (All Hospitals)	2015 Rate (Sample 100 Impella sites)	Current Rate (Sample 100 Impella sites)	Proposed Rate Oct 1, 2019 (Sample 100 Impella sites)
Impella assistance in catheterization lab only	2008-2016	216-221	~ $42,000	~ $55,000	N/A	N/A
Uni-Ventricular Impella percutaneous insertion	2017	215 (Dedicated DRG PVAD)	N/A	N/A	$93,931	$68,569
Biventricular Impella or open insertion with removal	2016	1 (Dedicated DRG BiVAD)	N/A	N/A	$183,816	$198,521
ICU care and removal of Impella, after transfer from outlying hospital	2016	268 (Dedicated DRG Transfer)	N/A	N/A	$49,625	$52,498

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Abiomed, Inc.

	By:	/s/ Marc A. Began
Marc A. Began Vice President, General Counsel and Secretary
Date: April 24, 2019